                                                                   EXHIBIT 10.59


--------------------------------------------------------------------------------


                                U.S. $10,000,000

                                 LOAN AGREEMENT


                                    between


                             TARRANT APPAREL GROUP


                                      and


                            STANDARD CHARTERED BANK
                       acting through its New York Branch



--------------------------------------------------------------------------------


                            Dated as of July 1, 1998

                                 LOAN AGREEMENT


THIS LOAN AGREEMENT, dated as of July 1, 1998, is made between TARRANT APPAREL GROUP, a California corporation (the "Borrower"), and STANDARD CHARTERED BANK
                                      --------
(the "Bank").
      ----

The parties hereto agree as follows:



                                   ARTICLE 1

                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------

Defined Terms.  As used in this Agreement, the following terms have the
-------------
following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

     "Advance" means each advance made by the Bank to the Borrower pursuant to
      -------
Section 2.1.

     "Affiliate" of any Person means any Person that, directly or indirectly,
      ---------
controls or is controlled by or is under common control with such Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" means this Loan Agreement, as amended, supplemented or modified
      ---------
from time to time.

     "Base Rate" means the fluctuating rate of interest per annum established by
      ---------
the Bank, from time to time, as its prime or base rate in effect at its office in New York City (each change in such Base Rate to be effective on the date such change is established as effective), which rate may or may not be the lowest rate which the Bank charges to its customers.

     "Borrowing Date" means, with respect to any particular Advance, the date
      --------------
upon which the Bank makes funds constituting the Advance available to the Borrower pursuant to a timely submitted Notice of Borrowing.

     "Business Day" means (i) any day other than a Saturday, Sunday, or other
      ------------
day on which commercial banks in New York, New York are authorized or required to close under applicable law and (ii) in the case of the calculation of LIBOR, any day on which dealings are carried on in the London interbank market.

     "Code" means the Internal Revenue Code of 1986, as amended from time to
      ----
time.

     "Contractual Obligation" means as to any Person, any provision of any
      ----------------------
security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default" means any condition or event which with the giving of notice or
      -------
the lapse of time, or both, would become an Event of Default.

     "Dollars" (or "$") means the lawful currency of the United States of
      -------
America.

     "Event of Default" means any of the events specified in Article 7 hereof.
      ----------------

     "GAAP" means United States generally accepted accounting principles, as in
      ----
effect from time to time and applied on a consistent basis.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Interest Period" means with respect to each Advance, the period commencing
      ---------------
on the Borrowing Date thereof and ending one, two, three or four months thereafter as selected by the Borrower in its Notice of Borrowing given to the Bank pursuant to Section 2.4 hereof;

provided, however, that:
--------  -------

(y) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; and

(z)  each Interest Period must end on or before the Maturity Date.

     "Lending Office" means the branch, office or Affiliate designated by the
      --------------
Bank from time to time as the branch, office or Affiliate at which the Loan is to be made and maintained.

     "LIBOR" means with respect to any Advance, the rate for deposits in Dollars
      -----
for a period approximately equal to the duration of the relevant Interest Period and in an amount approximately equal to the amount of such Advance, which appears on the Reuters Screen LIBO Page (or such other page as may replace such LIBO Page for the purpose of displaying London interbank offered rates) as of 11:00 a.m. (London time) two Business Days before the first day of such Interest Period.

     "Lien" means (a) any judgment lien or execution, attachment, levy,
      ----
distraint or similar legal process and (b) any mortgage, pledge, hypothecation, assignment, lien, charge, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of a lessor under any capital lease and the interest of a seller under any conditional sale or other title retention agreement), which secures or purports to secure any indebtedness or other obligations.

     "Loan" means the aggregate principal amount of up to Ten Million United
      ----
States Dollars (US$10,000,000) to be lent to the Borrower hereunder, or where the context may require, such lesser amount thereof then outstanding.

     "Loan Documents" means this Agreement, the Note and all other documents,
      --------------
instruments and agreements executed in connection herewith or therewith.

     "Material Adverse Effect" means an effect that causes or results in or has
      -----------------------
a reasonable likelihood of causing or resulting in any material adverse change in (a) the property, business, operations, financial condition, prospects, liabilities or capitalization of the Borrower, (b) the ability of the Borrower to perform its obligations under any Loan Document to which it is a party, including the timely payment of principal or interest on the Loan or of other amounts payable hereunder, or (c) the rights and remedies of the Bank under any Loan Document.

     "Maturity Date" means the date that is the last Business Day prior to the
      -------------
first anniversary of the date hereof.

     "Note" means the note described in Section 2.5 hereof.
      ----

     "Person" means an individual, partnership, corporation, business trust,
      ------
joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Requirement of Law" means as to any Person, the certificate of
      ------------------
incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Responsible Officer" means as to each of the Borrower at any particular
      -------------------
date, its treasurer, chief financial officer or chief accounting officer.

     "Regulatory Development" means, after the date hereof: (a) the adoption of
      ----------------------
any applicable law, rule, regulation, or guideline or any change therein or in the interpretation or administration thereof, by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any requirement or directive (whether or not having the force of law) of any such Governmental Authority, central bank, or comparable agency; or (b) the application to the Bank of any such existing law, rule, regulation or guideline, not presently applicable to it (or its Lending Office).

     "Subsidiary" means, with respect to any Person, at any particular time, any
      ----------
corporation, association or other business entity of which at least a majority of the securities or other interests having ordinary voting power shall, at the time of determination, be owned or controlled (i) by such Person or (ii) by one or more of its Subsidiaries or (iii) by such Person and one or more of its Subsidiaries.

  SECTION 1.1  Other Definitional Provisions.
               -----------------------------

          (a) All terms defined in this Agreement shall have the defined meanings when used in the Note or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1 to the extent not defined, shall have the respective meanings given to them under GAAP.

                                   ARTICLE 2

                               TERMS OF THE LOAN
                               -----------------

     SECTION 2.1  Agreement to Lend.  Subject to and upon the terms and
                  -----------------
conditions set forth in this Agreement, the Bank agrees to make Advances to the Borrower from time to time before the Maturity Date as requested by the Borrower in the relevant Notice of Borrowing, the aggregate outstanding principal balance of which shall not exceed Ten Million Dollars ($10,000,000). Amounts repaid may be reborrowed prior to the Maturity Date but not on or after the Maturity Date.

     SECTION 2.2  Advances.  Provided that all of the conditions precedent
                  --------
specified in Article 4 hereof have been satisfied, not later than 2:00 p.m. (New York City time) on the Borrowing Date the Bank shall make available the relevant Advance to the Borrower in immediately available funds.

     SECTION 2.3  Notice of Borrowing.  Whenever the Borrower desires to obtain
                  -------------------
an Advance, it shall give the Bank written notice (or telephonic notice promptly confirmed in writing), such notice to be given to the Bank no later than 12:00 p.m. (New York City time) three Business Days prior to the Borrowing Date. Each such notice (each a "Notice of Borrowing") shall be irrevocable and
                     -------------------
substantially in the form of Exhibit A hereto and shall specify (i) the
                             ---------
aggregate principal amount of the Advance, (ii) the Borrowing Date (which shall be a Business Day) and (iii) the Interest Period applicable thereto.

     SECTION 2.4  Interest Rate; Payment Dates.
                  ----------------------------

          (a) Each Advance shall bear interest for each day from (and including) the Borrowing Date to (but excluding) the date on which such Advance shall be repaid in full, on the unpaid principal amount thereof at a rate per annum equal at all times during each Interest Period to the sum of LIBOR for such Advance for such Interest Period, as applicable, plus 1.25%. With respect to each
                                         ----
Advance, accrued interest shall be paid in full in arrears on the last day of each Interest Period and on the Maturity Date.

          (b) If all or a portion of (i) the principal amount of the Loan, (ii) any interest payable thereon, or (iii) any other amounts payable hereunder or pursuant hereto to the Bank shall not be paid to the Bank when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest for each day from the date of such non-payment until paid in full (both before and after judgment) at a rate per annum equal to the Base Rate plus five percent (5%), payable on demand.

          (c) Interest shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

     SECTION 2.5  Note.  The Borrower's obligation to repay the Loan shall be
                  ----
evidenced by a promissory note (the "Note"), payable to the order of the Bank,
                                     ----
in such form as the Borrower and the Bank may agree to.

     SECTION 2.6  Repayment.
                  ---------

          (a) The Borrower shall repay the principal amount of each Advance by 12:00 noon on the last day of the Interest Period for such Advance.

          (b) Notwithstanding anything herein to the contrary, the entire principal amount of the Loan then outstanding and all accrued and unpaid interest shall be due and payable on the Maturity Date.

     SECTION 2.7  Prepayments.
                  -----------

          (a) The Borrower may, on not less than five (5) Business Days' prior written notice to the Bank (which notice shall be irrevocable), prepay any Advance on a day other than the last day of an Interest Period for such Advance, in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid. Any such prepayment made shall be made with the amount required under Sections 2.10 and 8.6 hereof.

     SECTION 2.8  Payments.
                  --------

          (a) Any payments made hereunder shall be applied in the Bank's discretion against costs, expenses and indemnities due hereunder; default interest, if any; interest due; and the principal amount due and payable. Should all of the foregoing be satisfied, such payments shall be applied to the prepayment of the Loan in accordance with Section 2.7.

          (b) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in each such case be included in the computation of interest due hereunder or thereunder.

          (c) The Bank shall open and maintain on its books a loan account in the Borrower's name which shall show the outstanding principal amount of the Loan owing to the Bank, prepayments, repayments, the computation and payment of interest, and other amounts due and sums paid hereunder. Each such loan account shall be conclusive and binding on the Borrower as to the amount at any time due from the Borrower, absent manifest error in computation.

     SECTION 2.9  Illegality.  Notwithstanding any other provision of this
                  ----------
Agreement, if any Regulatory Development shall make it unlawful for the Bank to make or maintain the Loan as contemplated by this Agreement (a) the Bank shall promptly notify the Borrower thereof, (b) the commitment of the Bank hereunder to continue as such shall forthwith be canceled and (c) the balance of the Loan then outstanding, if any, shall be repaid on the last day of the then applicable Interest Period or within such earlier period as required by law. The Bank agrees to use reasonable efforts (consistent with legal and regulatory restrictions) to avoid the result of the preceding sentence, provided such efforts would not, in the Bank's good faith determination, be otherwise disadvantageous to it. The Borrower agrees promptly to pay the Bank, upon its demand, any additional amounts necessary to compensate the Bank for any loss or expense reasonably incurred by the Bank in making any repayment in accordance with this Section including, but not limited to, any loss or expense incurred in liquidating or employing deposits from third parties. A certificate as to any additional amounts payable pursuant to this Section submitted by the Bank to the Borrower shall be conclusive in the absence of manifest error.

     SECTION 2.10 Indemnity.  The Borrower hereby agrees to indemnify the Bank
                  ---------
and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of (a) default by the Borrower in any payment of principal or interest hereunder, (b) default by the Borrower in making any prepayment after the Bank had been given a notice of prepayment in accordance with Section 2.7 hereof and/or (c) the making by the Borrower of a prepayment on a day which is not the last day of an Interest Period, in each case including, but not limited to, any such loss or expense incurred in liquidating or employing deposits from third parties or otherwise reemploying amounts prepaid for the balance of the applicable Interest Period. A certificate specifying in reasonable detail (i) any additional amounts payable pursuant to this Section and (ii) the basis for calculating such amounts, submitted by the Bank to the Borrower, shall be conclusive in the absence of manifest error.

     SECTION 2.11 Increased Costs.
                  ---------------
          (a) If any Regulatory Development shall (i) impose, modify or deem applicable any reserve, special deposit insurance assessment, fee or similar requirement against loans made by, or other assets held by, or deposits in or for the account of, the Bank or (ii) impose on the Bank any other condition regarding this Agreement or the Note, and the result of any event referred to in clause (i) or (ii) of this subsection (a) shall be to increase the cost to the Bank of making or maintaining the Loan, then the Borrower shall forthwith pay to the Bank all additional amounts which are necessary to compensate the Bank for such increased costs. A certificate as to such increased costs setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the method of calculation thereof shall be prepared in good faith and submitted by the Bank to the Borrower and shall be conclusive (absent manifest error) as to the amount thereof.

          (b) If the Bank shall determine that any Regulatory Development regarding capital adequacy has or would have the effect of reducing the rate of return on the capital of the Bank (or any holding company for the Bank) as a consequence of its obligations hereunder to a level below that which the Bank (or such holding company) could have achieved but for such Regulatory Development then, upon notice of such change by the Bank by submission to the Borrower of the certificate hereinafter described, the Borrower shall forthwith upon receipt of such notice, pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. A certificate of the Bank claiming compensation under this subsection (b) and setting forth the additional amount or amounts to be paid to it hereunder and setting forth in reasonable detail the basis therefor and the manner of calculation thereof shall be prepared in good faith and submitted by the Bank to the Borrower and shall be conclusive in the absence of manifest error.

     SECTION 2.12 Taxes.
                  -----

          (a) All payments by the Borrower to the Bank hereunder shall be made free and clear of and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties or other charges whatsoever (other than franchise taxes and taxes on the net income of the Bank levied or imposed by the jurisdiction of its incorporation or by the jurisdiction in which its Lending Office is located) (all such non-excluded taxes, levies, imposts, duties or other charges being hereinafter referred to as "Taxes"). If the
                                                          -----
Borrower shall be required to withhold or deduct Taxes from any sum payable to the Bank hereunder, (i) the sum payable to the Bank shall be increased as may be necessary so that the Bank receives an amount equal to the sum it would have received had no such withholdings or deductions been made, (ii) the Borrower shall make such necessary withholdings and deductions, and (iii) the Borrower shall pay the full amount withheld or deducted to the relevant authority according to applicable law so that the Bank shall not be required to make any deduction or payment of such Taxes.

          (b) The Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under the Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Note (collectively, "Other Taxes").
                                      -----------

          (c) The Borrower will indemnify the Bank on demand for the full amount of Taxes or Other Taxes paid in good faith by the Bank and for any liability (including, without limitation, penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto and paid by the Bank.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
In order to induce the Bank to enter into this Agreement and to make the Loan, the Borrower represents and warrants to the Bank that:

     SECTION 3.1  Corporate Existence.  The Borrower is a corporation duly
                  -------------------
incorporated, validly existing and in good standing under the laws of California, has the corporate power and authority to own or lease its properties and to carry on its business as now being conducted and is duly qualified as a foreign corporation to do business in, and in good standing under the laws of, each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where its failure to be so qualified would have a Material Adverse Effect.

     SECTION 3.2  Corporate Authorization; No Violation.  The execution,
                  -------------------------------------
delivery and performance by the Borrower of this Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action on the part of the Borrower, and do not violate, breach or contravene in any material respect any Requirement of Law or Contractual Obligation of the Borrower or result in the creation of a Lien on any of its assets.

     SECTION 3.3  No Defaults.  There are no defaults with respect to any
                  -----------
Contractual Obligation to which the Borrower is a party or under which the Borrower is bound that would have a Material Adverse Effect.

     SECTION 3.4  Government Authorization.  No authorization or approval or
                  ------------------------
other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by the Borrower for the due execution, delivery and performance by the Borrower of this Agreement and the Note.

     SECTION 3.5  Enforceable Obligations of Borrower.  This Agreement and the
                  -----------------------------------
Note have been duly executed and delivered on behalf of the Borrower and constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     SECTION 3.6  Financial Condition.  The most recent balance sheet of the
                  -------------------
Borrower and the related consolidated statements of income, copies of which have been delivered to the Bank, present fairly the financial position of the Borrower as of the date thereof, and the results of its operations for the fiscal year then ended. Such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. As of the date thereof, the Borrower had no asset, liability, contingent obligation, liability for taxes, long-term lease or unusual forward or long-term commitment material to the financial condition of the Borrower, which was not reflected in the foregoing statements. Since the date thereof, there has been no material adverse change in the business, financial condition, results of operations or prospects of the Borrower.

     SECTION 3.7  No Material Litigation.  No litigation, investigation or
                  ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or against any of its properties or revenues (a) with respect to this Agreement or the Note or any of the transactions contemplated hereby or thereby, or (b) which, if determined adversely to the interests of the Borrower, would have (either individually or in the aggregate) a Material Adverse Effect.

     SECTION 3.8  Taxes.  The Borrower has filed or caused to be filed all tax
                  -----
returns which are required to be filed by it, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any Governmental Authority (other than those the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP, if any, have been provided on the books of the Borrower).

     SECTION 3.9  No Misrepresentation.  The information, reports, financial
                  --------------------
statements, exhibits and schedules furnished by or on behalf of the Borrower to the Bank in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto and the representations and warranties by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto do not contain any untrue statement of material fact, or omit to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. There is no fact known to the Borrower that would have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule or other writing furnished to the Bank for use in connection with this Agreement.

     SECTION 3.10 Investment Company.  The Borrower is not an "investment
                  ------------------
company" within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 3.11 Public Utility Holding Company Act.  Neither the Borrower nor
                  ----------------------------------
any of its Subsidiaries is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     SECTION 3.12 Compliance With Laws.  The Borrower has complied with each
                  --------------------
Requirement of Law, the non-compliance with which would have a Material Adverse Effect.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT
                              --------------------
The obligation of the Bank to make each Advance to the Borrower is subject to the prior satisfaction of each of the following conditions precedent:

          (a) Agreement.  The Bank shall have received a counterpart of this
              ---------
Agreement, executed by a duly authorized officer of the Borrower.

          (b) Note.  The Bank shall have received the Note executed by a duly
              ----
authorized officer of the Borrower.

          (c) Teletransmission Agreement.  The Bank shall have received the
              --------------------------
Bank's form of Teletransmission Agreement executed by a duly authorized officer of the Borrower.

          (d) Borrower Certificate.  The Bank shall have received a certificate
              --------------------
of the Secretary or an Assistant Secretary of the Borrower, dated the date hereof, certifying (1) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Borrower authorizing the execution and delivery of this Agreement and the Note and the borrowings hereunder, and that such resolutions have not been modified or rescinded and are in full force and effect on such date, (2) that attached thereto are true and complete copies of the Articles of Incorporation and Bylaws of the Borrower and all amendments thereto as in effect on such date and (3) the incumbency and specimen signatures of the officers of the Borrower authorized to execute this Agreement, the Note and any certificates or instruments furnished pursuant hereto.

          (e) Financial Statements.  The Bank shall have received consolidated
              --------------------
financial statements of the Borrower, as of and for the most recent fiscal period, which financial statements shall have been prepared in accordance with GAAP, and shall be in form and substance satisfactory to the Bank, and such financial statements shall not, in the judgment of the Bank, reflect any material adverse change in the consolidated financial condition of the Borrower, as reflected in the financial statements or projections previously delivered to the Bank.

          (f) Representations and Warranties.  The representations and
              ------------------------------
warranties made by the Borrower herein shall be true and correct in all material respects.

          (g) No Default or Event of Default.  No Default or Event of Default
              ------------------------------
shall have occurred and be continuing as of the date hereof or any Borrowing
Date.

                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS
                             ---------------------
The Borrower hereby covenants and agrees that so long as any portion of the Loan remains outstanding and unpaid or any other amount is owing hereunder to the
Bank:

     SECTION 5.1  Financial Statements.  The Borrower shall furnish to the Bank:
                  --------------------

          (a) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the borrower, an unaudited balance sheet of the Borrower as at the end of such quarter and related unaudited statements of income of the borrower for such quarter and for the period from the beginning of such fiscal year until the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year; and

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, an audited balance sheet of the Borrower as at the end of such year and related audited statements of income, retained earnings and cash flow of the Borrower for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the report thereon of independent certified public accountants, which report shall not be qulaified as to the scope of the audit or as a result of nonconformity with GAAP.

     SECTION 5.2  Notices; Certificates; Other Information.  The Borrower shall
                  ----------------------------------------
furnish to the Bank:

          (a) concurrently with the delivery of the financial statements referred to in Section 5.1, a certificate of a Responsible Officer of the Borrower, stating that such officer has no knowledge of any Default or Event of Default or specifying the nature and extent of any Default or Event of Default known to such officer and any corrective action taken or proposed to be taken with respect thereto; and

          (b) promptly, such additional financial and other information as Bank may from time to time reasonably request.

     SECTION 5.3  Payment of Taxes.  The Borrower shall maintain, in accordance
                  ----------------
with GAAP, appropriate reserves for the accrual of taxes and all other obligations, liabilities and claims. The Borrower shall file all tax returns required to be filed and pay and discharge at or before the same become delinquent, all taxes and other similar levies, charges and imposts of any Governmental Authority except where the same are being contested in good faith by appropriate proceedings diligently pursued.

     SECTION 5.4  Maintenance of Corporate Existence; Maintenance of Properties.
                  -------------------------------------------------------------
The Borrower shall maintain its corporate existence, rights and franchises necessary to continue its business.

     SECTION 5.5  Notices.  The Borrower shall promptly give notice in writing
                  -------
to the Bank of (a) the occurrence of any Default or Event of Default specifying the nature and extent thereof and the corrective action proposed to be taken with respect thereto, and (b) any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.6  Compliance with Laws.  The Borrower shall comply in all
                  --------------------
material respects with all Requirements of Law, the failure to comply with which would have a Material Adverse Effect.

     SECTION 5.7  Use of Proceeds.  The Borrower shall use the proceeds of the
                  ---------------
Loan exclusively for general corporate purposes.

     SECTION 5.8  Keeping of Records.  The Borrower shall keep proper books of
                  ------------------
record and account, in which full and correct entries shall be made of financial transactions and the assets and business of the Borrower in accordance with GAAP.

                                   ARTICLE 6

                               NEGATIVE COVENANTS
                               ------------------
The Borrower hereby covenants and agrees that so long as any portion of the Loan remains outstanding and unpaid or any other amount is owing to the Bank hereunder:

     SECTION 6.1  Limitation on Mergers and Sales.  The Borrower shall not merge
                  -------------------------------
or consolidate with, or convey or sell in one transaction or a series of related transactions all or substantially all of its assets or business, except for mergers with Affiliates of the Borrower in which the Borrower is the surviving corporation. The Borrower shall promptly forward to the Bank a copy of any agreement or document entered into or executed by the Borrower pursuant to this Section.

     SECTION 6.2  Transactions with Affiliates.  The Borrower shall not effect
                  ----------------------------
any transaction with any Affiliate on a basis less favorable to the Borrower than would at the time be obtainable for a comparable transaction in arms-length dealing with an unrelated third party.

     SECTION 6.3  Margin Regulations.  The Borrower shall not use any portion of
                  ------------------
the proceeds of the Loan directly or indirectly for the purpose of purchasing or carrying any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Board")) or otherwise for any purpose which
                                    -----
entails a violation of, or which is inconsistent with, Regulations G, T, U or X of the Board. Borrower shall promptly provide to Bank upon Bank's request a properly prepared and executed Form U-1.


                                   ARTICLE 7

                               EVENTS OF DEFAULT
                               -----------------

     Upon the occurrence of any of the following events (each, an "Event of
                                                                   --------
Default"):
-------

          (a) the Borrower shall fail to make any payment of any principal, interest, or other amount payable hereunder or under the Note when due (whether at maturity, by acceleration or otherwise) in accordance with the terms hereof or thereof; or

          (b) any representation or warranty made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been false or misleading on or as of the date made in any material respect; or

          (c) the Borrower shall default in the observance or performance of any agreement, covenant or term contained in any Loan Document, and in the event that such default may be cured, fails to promptly take steps to cure such default and complete the cure of such default within thirty (30) days after the Borrower becomes aware of such default; or

          (d) the Borrower shall (i) default in any payment or payments on any indebtedness (other than the Loan), or any guarantee thereof, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created or (ii) default in the observance or performance of any other agreement or condition relating to any indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such indebtedness to become due prior to its stated maturity; or

          (e) one or more final judgments or decrees shall be entered against the Borrower involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more and shall have been unpaid for a period of 30 days or a stay of execution is not procured within 30 days after the date of entry of a judgment (or in the event that a stay of execution is obtained, the judgment is not satisfied within 30 days after the stay of execution is lifted or otherwise extinguished); or

          (f) the validity or enforceability of any Loan Document shall be challenged by the Borrower or any Loan Document shall be determined to be invalid or unenforceable or shall cease to remain in full force and effect for any reason other than in accordance with its express terms; or

          (g) a breach or default by the Borrower under the Guaranty made in favor of the Bank dated August 30, 1996 shall occur and be continuing; or any breach or default under any agreement or instrument between any Affiliate of the Borrower and the Bank shall occur and be continuing; or

          (h) an event shall occur, which would cause the dissolution of the Borrower; or

          (i) the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

          (j) an involuntary case or other proceeding shall be commenced against the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

then, and in any such event, (i) the Bank's obligation to make further Advances shall cease immediately; (ii) if such event is an Event of Default specified in clause (i) or (j) above, automatically the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Note shall immediately become due and payable; and (iii) if such event is any other Event of Default, the Bank may by notice to the Borrower, declare the entire unpaid principal amount of the Loan (with accrued interest thereon) and all other amounts owing to the Bank under this Agreement and the Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Article 7, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

                                   ARTICLE 8

                                 MISCELLANEOUS
                                 -------------

     SECTION 8.1  Amendments.  No amendment or waiver of any provision of this
                  ----------
Agreement or the Note, nor consent to any departure by the Borrower herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank. Such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 8.2  Notices.  All notices and other communications provided for
                  -------
hereunder shall, unless otherwise specified herein, be in writing and sent by first-class mail, facsimile transmission, nationally recognized overnight courier or hand-delivered as follows:

          (a)  if to the Borrower:

                    Tarrant Apparel Group
                    3151 East Washington Boulevard
                    Los Angeles, California  90023
                    Attn:  Chief Financial Officer

                    Telephone number:  213-780-8250
                    Facsimile number:  213-881-0368

          (b)  if to the Bank:

                    Standard Chartered Bank
                    7 World Trade Center
                    New York, New York  10048
                    Attn:  David Cutting

                    Telephone number:  212-667-0469
                    Facsimile number:  212-665-0535

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party hereto. All such notices and communications shall, when so mailed or otherwise delivered, be effective five days after being deposited in the mails or, in all other cases, when received or delivered.

     SECTION 8.3  No Waiver; Remedies.  No failure on the part of the Bank to
                  -------------------
exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 8.4  Right of Set-off.  Upon the occurrence and during the
                  ----------------
continuance of an Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank (including, without limitation, its respective branches and offices) to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

     SECTION 8.5  Costs and Expenses.  The Borrower shall pay to the Bank on
                  ------------------
demand all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Bank in connection with the enforcement of, and preservation of rights under, this Agreement and the other Loan Documents, regardless of whether a Default or Event of Default has occurred.

     SECTION 8.6  Indemnity.  The Borrower hereby agrees to indemnify and hold
                  ---------
harmless the Bank and its officers, directors, employees and Affiliates from and against any and all losses, damages, liabilities, claims or expenses (including the reasonable fees and expenses of counsel) incurred by any of them as a result of or in connection with any act or omission of the Borrower relating to this Agreement and the other Loan Documents, any use of the proceeds of the Loan or the transactions contemplated herein. Any such losses, damages, liabilities or expenses shall be reimbursed by the Borrower upon the demand of the Bank.

     SECTION 8.7  Successors and Assigns.  This Agreement and the Note shall be
                  ----------------------
binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Bank.

     SECTION 8.8  Participations.  The Bank may sell participations to one or
                  --------------
more other financial institutions in all or any part of, the Bank's rights hereunder and/or under the Note. The Bank may, in connection with any such participation or proposed participation, disclose to the participant or to the proposed participant any information relating to the Borrower (including without limitation, any confidential information) furnished to the Bank by or on behalf of the Borrower, provided that any such participant or proposed participant shall have agreed not to disclose any such information which is confidential.

     SECTION 8.9  Governing Law.  This Agreement and the Note shall be governed
                  -------------
by, and construed in accordance with, the laws of the State of New York.

     SECTION 8.10 Severability.  In the event any one or more of the provisions
                  ------------
contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     SECTION 8.11 Submission to Jurisdiction; Waivers.  The Borrower hereby
                  -----------------------------------
irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the Note, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the Courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or thereafter have to venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 8.2 or at such other address of which the applicable Bank shall have been notified pursuant thereto; and

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

     SECTION 8.12 WAIVER OF JURY TRIAL.  THE BORROWER AND THE BANK HEREBY
                  --------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTE AND FOR ANY COUNTERCLAIM THEREIN.

     SECTION 8.13 Survival of Representations and Warranties.  All
                  ------------------------------------------
representations and warranties made under this Agreement and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Note, regardless of any investigation made by the Bank or on its behalf.

     SECTION 8.14 Counterparts.  This Agreement may be executed in separate
                  ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     SECTION 8.15 Headings.  Section headings in this Agreement are included
                  --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                              TARRANT APPAREL GROUP


                              By: /s/  Mark B. Kristof
                                  --------------------------------
                                  Name:  Mark B. Kristof
                                  Title: Vice President & CFO

                              STANDARD CHARTERED BANK


                              By:  /s/  David D. Cutting
                                   -------------------------------
                                   Name:  David D. Cutting
                                   Title: Senior Vice President


                              By:  /s/  Natalie Yang
                                   -------------------------------
                                   Name:  Natalie Yang
                                   Title:

                                   EXHIBIT A
                                   ---------
                          FORM OF NOTICE OF BORROWING


                                                                 Date: _________

Standard Chartered Bank
7 World Trade Center
New York, New York  10048

     Re:  Notice for Advance
          ------------------
We request the following Advance under the Loan Agreement dated July ___, 1998:

               Amount:                   __________________
               Proposed Borrowing Date:  __________________

               Interest Period:          ____________ months



                           TARRANT APPAREL GROUP, INC.

                           By: ________________________________
                               Name:
                               Title: